                                                                     EXHIBIT 4.3

                               PURCHASE AGREEMENT


                THIS PURCHASE AGREEMENT is made as of the 23rd day of August, 2000, by and between Caliper Technologies Corp. (the "Company"), a corporation organized under the laws of the State of Delaware, with its principal offices at 605 Fairchild Drive, Mountain View, California 94043-2234, and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

                IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:


                1. SALE AND PURCHASE OF THE SHARES. The Company has authorized the sale of up to 2,500,000 shares (the "Shares") of common stock, par value $0.001 per share (the "Common Stock"), of the Company on the terms and subject to the conditions set forth in this Agreement. At the Closing (as defined in Section 3), the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions contained in this Agreement, the number of Shares specified below such Purchaser's name on the signature page attached hereto at the price set forth thereto.

                2. OTHER PURCHASERS. The Company intends to enter into this same form of purchase agreement with certain other investors (the "Other Purchasers") and expects to complete sales of the Shares to them. The Purchaser's obligations hereunder are expressly not conditioned on the purchase by any or all of the Other Purchasers of the Shares that they have agreed to purchase from the Company.

                3. CLOSING; DELIVERY; CONDITIONS.

                3.1 Closing. The purchase and sale of the Shares (the "Closing") shall occur as soon as practicable after the execution of this Agreement by the Company, and the Purchasers at the time and location (the "Closing Date") agreed upon by the Company and the Placement Agent. The Placement Agent will promptly notify the Purchasers of the date, place and time of the Closing by facsimile transmission or otherwise.

                3.2 Delivery of the Shares. At the Closing, the Company will deliver to each Purchaser certificates, registered in the name of such Purchaser, representing the number of Company Shares to be purchased by such Purchaser as set forth opposite such Purchaser's name on the signature page hereto. Such payment of the purchase price therefor shall be made against delivery of the certificate by wire transfers of immediately available funds in the respective amounts set forth on the signature page hereto to the respective accounts as designated in writing by the Company, as the case may be. The name(s) in which the stock certificate are to be registered are set forth in the Stock Certificates Questionnaire attached hereto as part of Appendix I.



                                       1.
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                3.3 Closing Conditions.

                        (a) The Company's respective obligations to complete the purchase and sale of the Shares and deliver the stock certificates representing the Shares to the Purchasers at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:

                        (1) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder; and

                        (2) the accuracy of the representations and warranties made by the Purchasers and the fulfillment of those obligations of the Purchasers to be fulfilled prior to the Closing.

                3.4 The Purchaser's obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment in all material respects of those obligations of the Company to be fulfilled prior to Closing.

                4. CERTAIN DEFINITIONS. Unless the context otherwise requires, the terms defined in this Section 4 shall have the meaning herein specified for purposes of this Agreement.

                "Agreement" means this agreement, including the exhibits and appendices thereto.

                "Agreements" means this Agreement and the agreements executed by the Other Purchasers, collectively.

                "Commission" means the Securities and Exchange Commission.

                "Exchange Act" means the Securities and Exchange Act of 1934, as amended from time to time.

                "Material Adverse Change" means a material adverse change in the condition (financial or otherwise), properties, business, or results of operations of the Company.

                "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), properties, business, or results of operations of the Company.

                "Placement Agent" means CIBC World Markets Corp., Chase Securities Inc., FleetBoston Roberston Stephens Inc., and Gruntal & Co. LLC

                "Purchasers" means the Purchaser and the Other Purchasers.

                "Private Placement Memorandum" means the Confidential Private Placement Memorandum dated August 14, 2000, including all exhibits thereto.



                                       2.
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                "Registration Statement" means the registration statement on
Form S-1, as may be amended, filed with the Commission covering the re-sale of the Shares.

                "Securities Act" means the Securities Act of 1933, as amended from time to time.

                5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

                5.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties, owned, leased or licensed by it requires such qualification, except where failure to so qualify or to be in good standing would not have a Material Adverse Effect on the Company.

                5.2 Authorized Capital Stock. The Company had the authorized and outstanding capital stock set forth under the heading "Capitalization" in the Private Placement Memorandum, as of the date set forth therein. All of the issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Private Placement Memorandum. Except as disclosed in or contemplated by the Private Placement Memorandum, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock.

                5.3 Shares. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof set forth in the Private Placement Memorandum. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act in the Registration Statement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

                5.4 Corporate Acts and Proceedings. The Company has full legal right, corporate power and authority to enter into the Agreements and perform the transactions contemplated hereby. The Agreements have been duly and validly authorized, executed and delivered by the Company. The making and performance of the Agreements by the Company and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Company and will not result in the creation of any lien, charge, security interest or encumbrance



                                       3.
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upon any assets of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or its properties may be bound or affected and in each case which would have a Material Adverse Effect or, to the Company's knowledge, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares. Upon their execution and delivery, and assuming the valid execution thereof by the respective Purchasers, the Agreements will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 9 hereof may be legally unenforceable.

                5.5 No Actions. Except as disclosed in the Private Placement Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, overtly threatened to which the Company or may be a party or of which property owned or leased by the Company or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, individually or in the aggregate, might prevent or might reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Change; and no labor disturbance by the employees of the Company exists, to the Company's knowledge, or is imminent which might reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Private Placement Memorandum, the Company is not a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body administrative agency or other governmental body.

                5.6 Proprietary Rights. Except as disclosed in the Private Placement Memorandum, (i) to the Company's knowledge, the Company has filed for or holds licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of the Company's business as currently conducted and as the Private Placement Memorandum indicates the Company contemplates conducting (collectively, the "Intellectual Property") except where the failure to have such rights would not reasonably be expected to have a Material Adverse Effect; and (ii) to the Company's knowledge (for each of the following subsections (a) through (e)): (a) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to the Company for the product indications described in the Private Placement Memorandum in the case of any business the Company has or intends to conduct during the year ending December 31, 2000 that would preclude the Company from conducting its business as currently conducted and as the



                                       4.
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Private Placement Memorandum indicates the Company contemplates conducting; (b)
there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any Intellectual Property owned, licensed or optioned by the Company, other than non-material claims; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company, other than non-material claims; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violate any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material claims.

                5.7 No Material Adverse Change. Since June 30, 2000, and except as disclosed in the Private Placement Memorandum, (i) the Company has not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to have a Material Adverse Effect; (ii) the Company has not sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company other than the sale of the Shares hereunder and shares or options issued pursuant to employee equity incentive plans or purchase plans, or indebtedness material to the Company (other than in the ordinary course of business); and (v) there has not been a Material Adverse Change.

                5.8 Financial Statement. Ernst & Young LLP (a) have expressed their opinion with respect to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, (b) have not given the Company any indication that they will not include such opinion in the Registration Statement and the Prospectus, and (c) have confirmed to the Company that they are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

                5.9 No Defaults. Except as to defaults, violations and breaches which individually or in the aggregate would not be material to the Company, the Company is not in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or in breach of, or default with respect to, any provision of any material agreement filed as an exhibit to the Company's filings with the Commission, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, or permit to which it is a party or by which it or any of its properties are bound; and there does not exist any state of fact which, with notice or lapse of time or both, would constitute an event of breach or default on the part of the Company as defined in such documents, except such breaches or defaults which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company.

                5.10 Compliance. The Company believes that it is conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is



                                       5.
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conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not have a Material Adverse Effect.

                5.11 Disclosure. No facts have come to the Company's attention which cause the Company to believe that the statements in the Private Placement Memorandum, including the Exhibits thereto as of their respective dates, when taken together contain an untrue or misleading statement of material fact, or omit a material fact necessary to make the statements therein not misleading.

                5.12 Additional Information. The Company represents and warrants that the information contained in the following documents, which the Placement Agent has furnished to the Purchaser, or will furnish prior to the Closing, is true and correct in all material respects as of the respective dates that they were filed with the Commission, or their final dates, if not filed with the
Commission:

                        (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

                        (b) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000;

                        (c) the Company's Proxy Statement for the 2000 Annual Meeting of Stockholders;

                        (d) the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000;

                        (e)     the Registration Statement;

                        (f) the Private Placement Memorandum, including all addenda and exhibits thereto (other than the Appendices); and

                        (g) all other documents, if any, filed by the Company with the Commission since August 11, 2000 pursuant to the reporting requirements of the Exchange Act.

                5.13 Legal Opinions. Prior to the Closing, Cooley Godward LLP, counsel to the Company, will deliver its legal opinion to the Placement Agent solely for the benefit of the Placement Agent, substantially in such form as such counsel rendering the opinion and the Placement Agent may agree upon.



                                       6.
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                6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

                6.1 Investment Intent and Expense. The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares; (ii) the Purchaser is acquiring the number of Shares set forth in Section 2 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares within the meaning of Section 2(11) of the Securities Act of 1933; (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Act and the Rules and Regulations; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire and the Stock Certificate Questionnaire, both attached hereto as Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement; (v) the Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the Private Placement Memorandum and the documents included therein and the representations and warranties of the Company contained herein; and (vi) the Purchaser is an "qualified institutional buyer" within the meaning of Rule 144A promulgated under the Securities Act.

                6.2 Restrictions on Transfer. The Purchaser hereby covenants with the Company not to make any sale of the Shares without satisfying the prospectus delivery requirement under the Securities Act, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate Purchaser's Certificate: (i) in the form of Appendix II hereto, (ii) executed by an officer of, or other authorized person designated by, the Purchaser, and (iii) to the effect that (A) the Shares have been sold in accordance with the Registration Statement, the Securities Act and the Rules and Regulations and any applicable state securities or blue sky laws and (B) the requirement of delivering a current prospectus has been satisfied. The Purchaser acknowledges that there may occasionally be times when the Company, in good faith and with consideration by the Board of Directors or a committee thereof, determines the use of the prospectus forming a part of the Registration Statement should be suspended until such time as an amendment or supplement to the Registration Statement or the Prospectus has been filed by the Company and any such amendment to the Registration Statement is declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said



                                       7.
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prospectus. The Purchaser further covenants to notify the Company promptly of the sale of all of its Shares. Notwithstanding the above, the Purchaser shall be entitled to make any transfer or sale of the Shares pursuant to an available exemption from the prospectus delivery requirements under the federal securities laws if the Purchaser shall provide to the Company a detailed statement of the circumstances surrounding the proposed transfer and an opinion of counsel reasonably satisfactory to the Company stating that registration is not required and that the transfer is in accordance with all applicable federal and state securities laws; provided, however, that (i) no such notice or opinion of counsel shall be necessary for a transfer made in compliance with Rule 144 and
(ii) no such opinion of counsel shall be necessary for a transfer by the undersigned to an entity controlling, controlled by or under common control with the Purchaser.

                6.3 Authorization. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 9 hereof may be legally unenforceable.

                6.4 Restriction on Sales, Short Sales and Hedging Transactions. Purchaser represents and agrees that during the period of five business days immediately prior to the execution of this Agreement by Purchaser, Purchaser did not, and from such date through the effectiveness of the Registration Statement (as defined below), Purchaser will not, directly or indirectly, execute or effect or cause to be executed or effected any short sale, option or equity swap transactions in or with respect to the Common Stock or any other derivative security transaction the purpose or effect of which is to hedge or transfer to a third party all or any part of the risk of loss associated with the ownership of the Shares by the Purchaser; provided however, that the Purchaser shall be allowed to effectuate such above described transactions after the Closing Date, but only up to the aggregate number of Shares purchased by such Purchaser hereunder, and then only in compliance with all applicable state and federal securities laws and the rules and regulations thereunder.

                6.5 No Legal, Tax or Investment Advice. Purchaser understands that nothing in the Private Placement Memorandum, the Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

                6.6 Further Agreements of Purchaser

                (a) The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules



                                       8.
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and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

                (b) The Purchaser understands that its investment in the Shares involves a significant degree of risk and that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock. The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares.

                (c) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

                (d) The Purchaser understands that, until such time as the Registration Statement has been declared effective or the Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

                "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

                (e) The Purchaser's principal executive offices are in the jurisdiction set forth immediately below the Purchaser's name on the signature pages hereto.

                7. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

                8. COVENANTS.

                8.1 Registration Procedures and Expenses. The Company shall:



                                       9.

                        (a) as soon as practicable, but in any event no later than September 15, 2000, prepare and file with the Commission the Registration Statement on Form S-1 relating to the sale of the Shares by the Purchaser from time to time through the automated quotation system of the Nasdaq National Market or the facilities of any national securities exchange on which the Company's Common Stock is then traded or in privately-negotiated transactions;

                        (b) use its reasonable efforts subject to receipt of necessary information from the Purchasers, to cause the Commission to notify the Company of the Commission's willingness to declare the Registration Statement effective and shall therewith notify the Purchasers of the declaration of effectiveness and shall also promptly notify the Purchasers of any stop orders issued by the Commission;

                        (c) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) twenty-four (24) months after the effective date of the Registration Statement or
                                (ii) the date on which all of the Shares have been sold by the Purchasers or on which the Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold;

                        (d) furnish to the Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such reasonable number of copies of prospectuses in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser;

                        (e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                        (f) bear all expenses in connection with the procedures in paragraphs (a) through (e) of this
                                Section 8.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any; and



                                      10.

                        (g) With a view to making available to Purchaser the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit Purchaser to sell the Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of Purchaser's Shares may be resold within a given three-month period pursuant to Rule 144 or any other rule or similar effect or (B) such date as all of Purchaser's Shares shall have been resold; and (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act.

                8.2 Transfer of Shares After Registration. The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section
8.1 or pursuant to a valid exemption from the prospectus delivery requirements in accordance with Section 8.1, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its Plan of Distribution.

                8.3 Termination of Conditions and Obligations. The restrictions imposed by Section 6 or this Section 8 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the passage of twenty-four (24) months from the Closing Date or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

                8.4 Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Purchaser, the Company will furnish to the Purchaser:

                        (a) upon request, as soon as practicable after available (but in the case of the Company's Annual Report to Stockholders, within 120 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants),
                                (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K, (iii) if not included in substance in its Quarterly Reports to Shareholders, its quarterly reports on Form 10-Q, and (iv) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);



                                      11.

                        (b) upon the reasonable request of the Purchaser, a reasonable number of copies of the prospectuses to supply to any other party requiring such prospectuses;

and the Company, upon the reasonable request of the Purchaser, will meet with the Purchaser or a representative thereof at the Company's headquarters to discuss information relevant for disclosure in the Registration Statement covering the Shares subject to appropriate confidentiality limitations.

                8.5 Subsequent Registration Rights. Until such time as the Registration Statement is declared effective by the Commission, the Company shall not grant any person or entity registration rights which are superior to, or inconsistent with, the registration rights of the Purchasers hereunder.

                9. INDEMNIFICATION. For the purpose of this Section 9 only:

                        (a) the term "Purchaser" shall include the Purchaser and any affiliate, officer, employee, director, limited partner, general partner or member of such Purchaser; and the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 8.1.

                        (b) The Company agrees to indemnify and hold harmless each of the Purchasers and each person, if any, who controls any Purchaser within the meaning of the Securities Act, against any and all losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement (the "Prospectus"), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform in all material



                                      12.

                                respects its obligations hereunder or under law, and will reimburse each Purchaser and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections
                                6.2 or 8.2 hereof respecting sale of the Shares, or (iii) the inaccuracy of any representations made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

                        (c) Each Purchaser will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the



                                      13.

                                Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The liability of a Purchaser under this Section 9(c) shall be limited to an amount equal to the aggregate amount such Purchaser paid for the Shares purchased to this Agreement.

                        (d) Promptly after receipt by an indemnified party under this Section 9 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
                                Section 9 promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not materially prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party, based upon the advice of such indemnified party's counsel, the indemnified party shall have reasonably concluded that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
                                Section 9 for any legal or other expenses subsequently reasonably incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding



                                      14.

                                sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of paragraph (b), representing all of the indemnified parties who are parties to such action) or (ii) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

                        (e)     If the indemnification provided for in this
                                Section 9 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (b), (c) or
                                (d) of this Section 9 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the placement of Common Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of such Selling Stockholders and each Purchaser shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by



                                      15.

                                a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this
                                Section 9, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 9 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (e); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (d) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 9, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 9 are several and not joint.

                10. BROKER'S FEE. The Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Shares to the Purchaser. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.

                11. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

                        (a)     if to the Company, to:

                                     Daniel L. Kisner, M.D.
                                     President & CEO
                                     Caliper Technologies Corp.
                                     605 Fairchild Drive
                                     Mountain View, CA 94043-2234



                                      16.

                                with a copy to:

                                     Cooley Godward LLP
                                     Five Palo Alto Square
                                     3000 El Camino Real
                                     Palo Alto, CA 94306-2155
                                     Attention: Robert L. Jones, Esq.
                                                Brett D. White, Esq.

                                or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

                        (b) if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

                12. CHANGES. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

                13. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

                14. SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws and the federal law of the United States of America.

                16. SPECIFIC PERFORMANCE. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to party hereto or to their assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or their assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

                17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.



                                      17.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                            CALIPER TECHNOLOGIES CORP.


                                            --------------------------------
                                            By: Daniel L. Kisner, M.D.
                                            Its: President and Chief Executive
                                            Officer


--------------------------------            --------------------------------
Name of Purchaser (Individual or            Name of Individual representing
  Institution)                              Purchaser (if an Institution)



--------------------------------            --------------------------------
Title of Individual representing            Signature of Individual Purchaser or
  Purchaser (if an Institution)             Individual representing Purchaser


                                            Address:

                                            --------------------------------

                                            Telephone:

                                            --------------------------------

                                            Telecopier:

                                            --------------------------------


                                     Price Per
       Number to Be                  Share In         Aggregate
        Purchased                    Dollars            Price
        ---------                    -------            -----
                                                        $




                                      18.

APPENDIX I
(one of two)

                           CALIPER TECHNOLOGIES CORP.

                         STOCK CERTIFICATE QUESTIONNAIRE



        Please provide us with the following information as per Section 3 of the Agreement.

1. The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

        ------------------------------------------

2. The relationship between the Purchaser of the Shares and the Registered Holder listed in response to item 1 above:

        ------------------------------------------

3. The mailing address of the Registered Holder listed in response to item 1 above:

        ------------------------------------------

        ------------------------------------------

        ------------------------------------------

        ------------------------------------------


4. The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

        ------------------------------------------



                                      19.

APPENDIX I
(two of two)

                           CALIPER TECHNOLOGIES CORP.
                      REGISTRATION STATEMENT QUESTIONNAIRE


                In connection with the preparation of the Registration Statement, please provide us with the following information:

                1. Pursuant to the "Selling Shareholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:

       ------------------------------------------------------------------

                2. Please provide the number of shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

       -------------------------------------------------------------------

                3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?


                [ ] Yes         [ ] No

                If yes, please indicate the nature of any such relationships below:

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------



                                      20.

APPENDIX II

Attention:
           --------------------------

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

The undersigned, [an officer of, or other person duly authorized by]

-----------------------------------------------------------------
      [fill in official name of individual or institution]

hereby certifies that he/she [said institution] is the Purchaser of the shares evidenced by the attached certificate,

and as such, sold such shares on                    in accordance
                                 ------------------

Registration Statement number
                              --------------------------------------------------
                                       [fill in the number of or otherwise

-------------------------------- and the requirement of delivering a identify Registration Statement] current prospectus by the Company has been complied with in connection with such sale.

Print or Type:

         Name of Purchaser
         (Individual or Institution):
                                             -------------------------------

         Name of Individual representing
         Purchaser (if an Institution):
                                             -------------------------------

         Title of Individual representing
         Purchaser (if an Institution):
                                             -------------------------------

Signature by:

         Individual Purchaser or Individual representing Purchaser:

         ---------------------------------



                                      21.

                             SCHEDULE OF PURCHASERS


                    PURCHASER                                                             NUMBER OF SHARES
                    ---------                                                             ----------------
Caduceus Capital Trust                                                                              35,000

Caduceus Capital II, L.P.                                                                           48,500

PW Eucalyptus Fund, LLC                                                                             75,000

PW Eucalyptus Fund, Ltd.                                                                             5,000

Finsbury Worldwide Pharmaceutical Trust                                                             36,500

Eaton Vance Worldwide Health Sciences Portfolio                                                    200,000

DWS Investment                                                                                     250,000

Alliance Select Investors Series-Biotechnology Portfolio                                           200,000

Berger Small Company Growth Fund                                                                   150,000

Berger IPT - Small Company Growth Fund                                                                 500

Berger New Generation Fund                                                                          37,250

Berger IPT - New Generation Fund                                                                       250

Berger Mid Cap Growth Fund                                                                          12,000

SMALLCAP World Fund, Inc.                                                                          200,000

The Kaufmann Fund                                                                                  200,000

Lone Balsam, L.P.                                                                                   15,800

Lone Sequoia, L.P.                                                                                  13,200

Lone Spruce, L.P.                                                                                    7,200

Lone Cypress, Ltd.                                                                                 163,800

Baystar International, LTD                                                                          37,500

Baystar Capital, L.P.                                                                               87,500

UBS O'Connor LLC f/b/o UBS Global Equity Arbitrage Master Limited                                  100,000

Galleon Healthcare Offshore, Ltd.                                                                   42,500

Galleon Healthcare Partners, L.P.                                                                   42,500

Phoenix - Engemann Small & Mid-Cap Growth Fund                                                      45,780

Phoenix - Engemann Small Cap Fund                                                                   39,000

The Phoenix Edge Series Fund: Phoenix - Engemann Small & Mid-Cap Growth Series                         220

S.A.C. Capital Associates, LLC                                                                      45,000

S.A.C. Healthco Fund, LLC                                                                           30,000

Clariden Biotechnology Equity Fund                                                                  40,000

3i Bioscience Investment Trust PLC                                                                  30,000

United Capital Management, Inc.                                                                     30,000

Investment 10 LLC                                                                                    1,600

Biotechnology Value Fund II, L.P.                                                                    8,000

Biotechnology Value Fund, L.P.                                                                      10,400

KBC Asset Management                                                                                20,000

Narragansett I, LP                                                                                   8,600

Narragansett Offshore, Ltd.                                                                         11,400

The Aries Master Fund II                                                                            11,673

Aries Domestic Fund, L.P.                                                                            6,347

Aries Domestic Fund II, L.P.                                                                         1,980



                                      22.